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                                                                    EXHIBIT 10.2


                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT


                  This AMENDMENT NO. 2 dated as of July 30, 2002 (this "Amendment ") is entered into by and between RAMSAY YOUTH SERVICES, INC., a Delaware corporation (the "Company"), and REMBERTO CIBRAN (the "Employee").

                  WHEREAS, the Company (then known as Ramsay Health Care, Inc.) and the Employee have entered into that certain Employment Agreement dated as of August 12, 1996 and that certain Amendment No. 1 to Employment Agreement dated as of December 1, 1998 (collectively, the "Agreement"); and

                  WHEREAS, the Company and the Employee desire to amend certain terms of the Agreement as hereinafter set forth.

                  NOW, THEREFORE, the Agreement is hereby amended as follows:

                  1. Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           "1.2 The term of the Employee's employment under this
                  Agreement (including any extended term, the "term of this Agreement") shall commence on the date hereof and shall terminate on June 30, 2004, unless extended or sooner terminated in accordance with this Agreement."

                  2. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "During the term of this Agreement, the Employee shall serve in the position of Executive Vice President of the Company. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to such position, as shall be assigned to him from time to time by the Chief Executive Officer of the Company. The Employee shall report directly to the Chief Executive Officer of the Company."

                  3. Section 3.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                           "3.1 SALARY. (a) During the term of this Agreement,
                  in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the

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                  other covenants set forth herein, the Company shall pay the
                  Employee, and the Employee shall accept, a base salary at the rate of $125,000 per annum, payable in accordance with the standard payroll practices of the Company."

                  4. For purposes of Section 3.1(b) of the Agreement, the anniversary date shall be July 15, 2003 and each subsequent July 15 during the term of the Agreement and the adjustment shall be made using the Consumer Price Indices for June (but otherwise in the same manner as set forth in Section 3.1(b)).

                  5. A new Section 3.4 is hereby added to the Agreement to read as follows:

                           "3.4 GUARANTEED PAYMENT. The Company shall pay to the
                  Employee a guaranteed payment in the amount of $500,000 on (i) January 15, 2003 or (ii) such earlier date as shall be determined by the Chief Executive Officer of the Company in his sole discretion, following a request by the Employee for payment. In the event of the termination of the employment of the Employee by the Company or by reason of the death or disability of the Employee prior to payment of the guaranteed payment, the Employee (or his estate) shall be entitled to receive the guaranteed payment on the date of such termination of employment."

                  6. Section 2 of this Amendment shall be effective as of the close of business on June 30, 2002 and the other sections of this Amendment shall be effective as of the close of business on July 15, 2002.

                  7. Except as specifically modified by this Amendment, all of the terms and provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect and shall not be altered or amended in any manner.

                  8. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to any conflict of laws principles of such State.

                  9. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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                  IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

                               RAMSAY YOUTH SERVICES, INC.


                               By       /s/ LUIS E. LAMELA
                                 -------------------------------------------
                                                 Luis E. Lamela
                                      President and Chief Executive Officer




                                        /s/ REMBERTO CIBRAN
                                 -------------------------------------------
                                                 Remberto Cibran



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